Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2022, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-269485) and related Prospectus of Can-Fite BioPharma Ltd. for the registration of 955,909,800 shares of its ordinary shares.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
February 10, 2023	A Member of Ernst & Young Global